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                                                                     EXHIBIT 3.2

                           CERTIFICATE OF ELIMINATION

                            OF THE DESIGNATION OF THE

                            SERIES A PREFERRED STOCK

                           OF NSTOR TECHNOLOGIES, INC.

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                       CERTIFICATE OF ELIMINATION OF THE
                               DESIGNATION OF THE
                            SERIES A PREFERRED STOCK
                          OF nSTOR TECHNOLOGIES, INC.

                           Pursuant to Section 151(g)
                         of the General Corporation Law
                            of the State of Delaware

         NSTOR TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of a series of three thousand five hundred (3,500) shares of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on April 15, 1998, filed a Certificate of Designation with respect to such Series A Preferred Stock in the office of the Secretary of State of Delaware.

         2. That no shares of said Series A Preferred Stock are outstanding and no shares thereof will be issued.

         3. That, at a duly called meeting of the Board of Directors of the Corporation, the following resolution was adopted;

                  IT IS HEREBY RESOLVED, THAT THE OFFICERS OF THE CORPORATION ARE HEREBY AUTHORIZED AND DIRECTED TO FILE A CERTIFICATE WITH THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE SETTING FORTH A COPY OF THIS RESOLUTION WHEREUPON ALL REFERENCE TO SUCH SERIES A PREFERRED STOCK SHALL BE ELIMINATED FROM THE CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE CORPORATION.

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         4.       That, accordingly, all reference to the Series A Preferred
Stock be, and it hereby is, eliminated from the Certificate of Incorporation, as amended, of the Corporation.

         IN WITNESS WHEREOF, nStor Technologies, Inc. has caused this Certificate to be signed by Mark Levy, its President, as of this 1st day of June, 1998.



                                    nSTOR TECHNOLOGIES, INC.



                                    By:  /s/ Mark Levy
                                       -------------------------------------
                                            Mark Levy, President


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